UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2021

RIDGEFIELD ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-16335	84-0922701
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3250 Retail Drive, Suite 120 - 518
Carson City, Nevada	89706-0686
(Address of Principal Executive Offices)	(Zip Code)

(805) 484-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On March 26, 2021, Ridgefield Acquisition Corp. (the “Company”) sold 1,600,000 shares (the “Shares”) of its Common Stock to its President and Chief Executive Officer, Steven N. Bronson (the “Purchaser”), at a price of $0.25 per share, for an aggregate purchase price of $400,000. Purchaser paid the purchase price for the Shares by cancelling $349,442.18 in principal and accrued interest outstanding under that certain Revolving Promissory Note, dated as of December 31, 2016, made by the Company in favor of Purchaser, as amended to date, and paying $50,557.82 in cash.

The Shares were offered and sold exclusively to Purchaser, an executive officer of the Company and an accredited investor, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Purchaser represented his intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificate representing the Shares issued in the transaction. The offer and sale of the Shares were made without any general solicitation or advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2021	RIDGEFIELD ACQUISITION CORP.

	By:	/s/ Steven N. Bronson
Steven N. Bronson
President and Chief Executive Officer